Exhibit 10.21
ROYAL GOLD, INC. 2025 INCENTIVE PLAN
PERFORMANCE SHARES (TSR)
SUMMARY OF AWARD
Royal Gold, Inc., a Delaware corporation (the “Company”), pursuant to its 2025 Incentive Plan (as amended from time to time, the “Plan”) hereby grants to the individual named below (the “Participant”), this award of performance shares representing the target and maximum number of shares of Common
Stock set forth below that may vest based on the level of achievement of the performance goals and the conditions set forth below (the “Performance Shares”).  The number of Performance Shares that vest will be based on the performance level achieved with respect to the performance goals set forth on Schedule I.
The Performance Shares are subject in all respects to the terms and conditions set forth herein, in the
Performance Shares Award Agreement attached hereto as Exhibit A (the “Award Agreement”) and in the
Plan, each of which is incorporated herein by reference and made a part hereof.  Unless otherwise defined herein or in Schedule I (or Annex A to Schedule I) hereto or Exhibit B hereto, capitalized terms used in this Performance Shares (TSR) Summary of Award (the “Summary of Award”) and the Award
Agreement will have the meanings set forth in the Plan.

Participant
Grant Date
Number of Performance Shares	Target: Maximum: ........................................................................
Performance Period	As set forth on Schedule I, [the three (3)-year period beginning on _________ and ending on _______] [or alternative performance period] (the “Performance Period”).
Performance Goals and Vesting Conditions
Except as otherwise provided in this Summary of
Award or the Award Agreement, the Performance
Shares will vest based on the performance level
achieved with respect to the performance goals set forth
on Schedule I and the Participant remaining in
continuous Service from the Grant Date through the
date on which the Board determines that the
performance goals have been met (the “Vesting Date”).
The Board, in its sole discretion, has the authority to
determine whether the performance goals set forth on
Schedule I have been achieved and to make any other
determinations as to whether the conditions of this
Summary of Award and the Award Agreement have
been met.

Termination of Service and Forfeiture
Except as otherwise provided in this Summary of
Award, the Award Agreement or the Plan, if the
Participant’s Service terminates for any reason, the
Participant will forfeit all unvested Performance Shares
as of the Termination Date.

Vesting Upon Involuntary Termination of Service in Connection with a Change in Control
If the Participant incurs an Involuntary Termination
within the Change in Control Protection Period, then the
maximum number of Performance Shares set forth in
this Summary of Award, to the extent they remain
outstanding, shall vest in full as of the Termination
Date, or if the Termination Date is prior to the
consummation of a Change in Control, then the
maximum number of Performance Shares set forth in
this Summary of Award, to the extent they remain
outstanding, shall vest in full upon the date of the
consummation of the Change in Control.

Termination of Service and/or Forfeiture (for Canadian Employees only)
This Summary of Award and the Agreement, and the
terms of the Plan incorporated by reference herein, shall
be construed such that (i) all references to termination
of Service, for any reason, shall be deemed to include
the minimum notice of termination period (if any) as
required by applicable labor or employment standards
legislation, as amended from time to time, and shall
exclude any additional notice of termination period to
which the Participant may be entitled to under contract
or at common law; and (ii) any termination date shall be
deemed to be the date immediately following the end of
the minimum notice of termination period (if any)
required by the applicable minimum employment or
labor standards legislation, as amended from time to
time, and shall exclude any additional notice of
termination period to which the Participant may be
entitled under contract or at common law.

Delivery of Shares
The Participant will receive a payment with respect to
the Performance Shares earned and vested pursuant to
this Summary of Award and the Award Agreement, if
any, within sixty (60) days following the Vesting Date
(or other applicable vesting event) (the “Payment
Date”); provided, however, that such payment will be
made not later than March 15 of the fiscal year
following the end of the Performance Period.  Payment
will be made with respect to the Performance Shares on
the Payment Date in shares of Common Stock, with
each Performance Share earned and vested equivalent to
one share of Common Stock.  Any Performance Shares
not earned and vested will be forfeited.  In no event will
any fractional shares be issued.  Except as otherwise
provided in this Summary of Award or the Award
Agreement, the Participant must be providing Services
on the Vesting Date in order to earn and become vested
in the Performance Shares, unless the Board determines
otherwise.
The obligation of the Company to release to the
Participant vested shares of Common Stock shall be
subject to all applicable laws, rules, and regulations and
such approvals by governmental agencies as may be
deemed appropriate by the Board, including such
actions as Company counsel shall deem necessary or
appropriate, to comply with relevant securities laws and
regulations.

Participant Acceptance:
Please confirm acceptance of this award electronically by following the instructions on the
Participant’s personal web portal (currently hosted at Shareworks.solium.com).  The Participant’s electronic signature indicates the Participant’s agreement to be bound by the terms of this
Summary of Award, the Award Agreement and the Plan. The Participant accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan, this Summary of Award or the Award Agreement.  The Participant acknowledges delivery of the Plan and the Plan Prospectus together with this Summary of Award and the Award
Agreement.  Additional copies of the Plan and the Plan Prospectus are available by contacting the
Company’s Corporate Secretary at corporatesecretary@royalgold.com.
Attachments:
2025 Incentive Plan (copies are available in Shareworks)

SCHEDULE I
Performance Goals
The Performance Shares will vest based on the level of achievement of the specified [three (3)-year] Total
Shareholder Return goals, as described below:
No Performance Shares will vest if the Company’s TSR ranks at or below the [25th] percentile of the aggregate TSRs of the individual companies in the Peer Group.
The target number of Performance Shares will vest if the Company’s TSR ranks at the [50th]
percentile of the aggregate TSRs of the individual companies in the Peer Group.
The maximum number of Performance Shares will vest if the Company’s TSR ranks at or above the [75th] percentile of the aggregate TSRs of the individual companies in the Peer Group.
The Company will use linear interpolation to determine the number of Performance Shares that will vest in between these points.
In all cases under this Summary of Award and the Award Agreement, the number of Performance
Shares that vest will be rounded down to the nearest whole Performance Share. In no case will fractional Performance Shares or shares of Common Stock vest or be paid out.
In no case will greater than the maximum (200% of the target) number of Performance Shares vest or be issued.
In the event of a merger, acquisition or business combination transaction of a company in the
Peer Group during the Performance Period in which such company is the surviving entity and remains publicly traded, the surviving entity shall remain in the Peer Group.
In the event of a merger, acquisition or business combination transaction of a company in the
Peer Group, a “going private” transaction or other event involving a company in the Peer Group, or the liquidation of a company in the Peer Group (other than a bankruptcy as described below), in each case during the Performance Period and where the company is not the surviving entity or is no longer publicly traded, such company will be removed from the Peer Group.
Notwithstanding the foregoing, in the event of a bankruptcy of one or more companies in the Peer
Group during the Performance Period where any such company is not publicly traded at the end of the Performance Period, such company or companies shall remain in the Peer Group but shall be deemed to be ranked last among all companies in the Peer Group.
For purposes of the Summary of Award and the Award Agreement, the following definitions apply:
“Peer Group” means the companies on the attached Annex A.
“Total shareholder return” or “TSR” means the percentage change, positive or negative, in value of one share of a company’s common stock during the Performance Period, determined by dividing (1) the difference obtained by subtracting (A) the arithmetic mean of the closing prices of one share of the company’s common stock during January 20__ from (B) the arithmetic mean of the closing prices of one share of the company’s common stock during December 20__ plus all dividends paid on one share of the company’s common stock during the Performance Period, by

(2) the arithmetic mean of the closing prices of one share of the company’s common stock during
January 20__.

ANNEX A
Peer Group Companies

EXHIBIT A
ROYAL GOLD, INC.
PERFORMANCE SHARES (TSR) AWARD AGREEMENT
(Pursuant to the 2025 Incentive Plan)
This Award Agreement is delivered by the Company pursuant to the Summary of Award delivered with this Award Agreement to the Participant named in the Summary of Award.  The Summary of Award is incorporated herein by reference.
TERMS AND CONDITIONS

Grant of Performance Shares
Subject to the terms and conditions set forth in this Award Agreement, the Summary of Award and in the Plan, the Company hereby grants the Participant the
Performance Shares set forth in the Summary of Award. The Performance Shares constitute a Performance Award under the Plan.

Non- Transferability
Until vested and shares of Common Stock are delivered pursuant to the Summary of
Award and this Award Agreement, the Performance Shares (a) are subject to forfeiture, (b) may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, whether by operation of law or otherwise, and (c) may not be made subject to execution, attachment, or similar process.  Any attempt to sell, transfer, assign, pledge or otherwise encumber or dispose of the Performance
Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Performance Shares, shall be null, void and without effect.

Changes in Control and Reorganization Events
The provisions of the Plan applicable to a Change in Control or Reorganization
Event shall apply to the Performance Shares, and, in the event of a Change in
Control or Reorganization Event, the Board may take such actions as it deems appropriate pursuant to the Plan.

Leave of Absence	The impact of any leave of absence on the Participant’s Service for purposes of this Award Agreement will be determined in accordance with the Company’s policies and procedures and applicable laws.
Taxes
All obligations of the Company under this Award Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld, collected or accounted for with respect to any federal, state, local and foreign tax, including but not limited to income taxes, employment taxes, social insurance, social security, national insurance contributions, other contributions, payroll taxes, payment on account obligations and other amounts (“Taxes”), if applicable, relating to the Performance Shares.  Unless otherwise determined by the
Board, the Company will withhold shares of Common Stock subject to vested
Performance Shares to cover the applicable Taxes due from the Participant required by law to be withheld, collected or accounted for with respect to the Performance
Shares.  To the extent not withheld in accordance with the immediately preceding sentence or to the extent the number of shares of Common Stock withheld is not sufficient to cover the obligation for Taxes, the Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any Taxes required to be withheld, collected or accounted for with respect to the Performance Shares.
The Participant acknowledges that regardless of any action the Company (or any of its Affiliates employing or retaining the Participant) takes with respect to any or all
Taxes, the ultimate liability for all Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Company (and its Affiliates)
(i) makes no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Performance Shares, including the grant, vesting or delivery of the Performance Shares, and the subsequent sale of any shares of Common Stock issued upon vesting of the Performance Shares; and (ii) does not commit to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate the Participant’s liability for Taxes.  Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event in respect of the Performance
Shares, as applicable, the Participant acknowledges that the Company and/or the
Participant’s employer (or former employer, as applicable) may be required to withhold, collect or account for Taxes in more than one jurisdiction.

No Right to Continued Service
None of the Performance Shares, the Summary of Award or this Award Agreement gives the Participant the right to continued Service in any capacity.  The Company
(and any parent, Subsidiaries, or Affiliates) reserves the right to terminate the
Participant’s Service at any time and for any reason not prohibited by law.

Nature of Grant; No Entitlement; No Claim for Compensation
In accepting the grant of Performance Shares as specified in the Summary of Award and this Award Agreement, the Participant acknowledges the following:
•The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the
Company at any time.
•The grant of the Performance Shares is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.
•All decisions with respect to future awards of Performance Shares or other awards, if any, will be at the sole discretion of the Board.
•The Participant is voluntarily participating in the Plan.
•The value of any shares of Common Stock underlying the Performance
Shares is an extraordinary item of compensation outside the scope of the
Participant’s Service Provider Agreement, if any.
•The Performance Shares and the underlying shares of Common Stock are not part of the Participant’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, welfare benefits or similar payments.

Stockholder Rights; Dividends
The Participant has no rights as a stockholder of the Company unless and until the shares of Common Stock relating to vested Performance Shares have been issued.
Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before the shares of Common Stock are issued.

Assignment by Company
The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents and Affiliates.  This
Award Agreement may be assigned by the Company without the Participant’s consent.

Applicable Law
The validity and construction of this Award Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to the substantive laws of any other jurisdiction.

The Plan
The text of the Plan is incorporated by reference into this Award Agreement.
Capitalized terms used but not defined in the Summary of Award (and Exhibit B thereto) and this Award Agreement have the meanings ascribed to them in the Plan.
The Summary of Award, this Award Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the Performance
Shares.  Any prior agreements, commitments, or negotiations concerning the
Performance Shares are superseded.
This grant of Performance Shares is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to
Taxes, (b) the registration, qualification or listing of the shares of Company Stock underlying the Performance Shares, (c) changes in capitalization of the Company, and (d) other requirements of applicable law.  The Board shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

Data Privacy
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement by and among, as applicable, the Participant’s employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the
Plan.
The Participant understands that the Participant’s employer, the Company and its
Affiliates, as applicable, hold certain personal information about the Participant regarding the Participant’s Service, the nature and amount of the Participant’s compensation and the facts and conditions of the Participant’s participation in the
Plan, including, but not limited to, the Participant’s name, home address, telephone number and email address, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and its Affiliates, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”).
The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party.  The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  The Participant understands that the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the
Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

Company Policies
The Participant agrees that the Performance Shares may be subject to clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or a Committee or imposed under applicable rules or regulations from time to time.  No shares of Common Stock underlying the
Performance Shares (nor any pro rata portion thereof) shall be earned until the
Participant has met all the conditions of the Performance Shares, and, to the extent applicable, any clawback, recoupment or forfeiture provisions of any clawback, recoupment or forfeiture policy have been applied (and any provided amount, as applicable, shall be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under the Plan).

Code Section 409A
It is intended that the Summary of Award and this Award Agreement will be exempt from or comply with Code Section 409A to the extent subject thereto.  Accordingly, to the maximum extent permitted, this Award Agreement will be interpreted and administered to be in compliance with Code Section 409A.  To the extent that the
Company determines that the Participant would be subject to the additional taxes or penalties imposed on certain nonqualified deferred compensation plans pursuant to
Code Section 409A as a result of any provision of this Award Agreement, that provision will be deemed amended to the minimum extent necessary to avoid application of the additional taxes or penalties.  The nature of the amendment will be determined by the Company.  Notwithstanding anything to the contrary in this
Award Agreement or the Plan, to the extent required to avoid accelerated taxation and penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Award Agreement during the six (6)-month period immediately following the Participant’s “separation from service” (as defined for purposes of Code Section 409A, a “Separation from
Service”) will instead be paid on the first payroll date after the six (6)-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier).  Notwithstanding anything to the contrary in this Award Agreement, for purposes of any provision of this Award Agreement providing for the settlement of any shares of Common Stock upon or following a termination of employment or a termination of Service that are considered “deferred compensation” under Code
Section 409A, references to the Participant’s “termination of employment” or
“termination of Service” (and corollary terms) will be construed to refer to the
Participant’s Separation from Service.  Each installment of Performance Shares that vests under this Award Agreement (if there is more than one installment) will be considered one of a series of separate payments for purposes of Code Section 409A.

EXHIBIT B
Definitions
•“Affiliate” means any entity or person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended, including any Subsidiary.
•“Cause” means the following:
oIf the Participant is party to a Service Provider Agreement with the Company or with Royal Gold
Corporation that contains a definition of “Cause” at the applicable time of determination, “Cause”
shall be as defined therein.
oIf the Participant is party to a Service Provider Agreement with RGLD Gold AG, “Cause” means circumstances that would entitle RGLD Gold AG to terminate the Participant’s employment with immediate effect for valid reasons pursuant to Article 337 of the Swiss Code of Obligations (or any successor provision).
oIf the Participant is not party to a Service Provider Agreement, with respect to the Participant and as determined by the Board, the Participant’s (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-
competition agreements, if any, between the Participant and the Company or an Affiliate.  Any
determination by the Board regarding whether an event constituting Cause has occurred shall be final, binding, and conclusive.
•“Change in Control Protection Period” means the period beginning ninety (90) days prior to and ending two (2) years after the occurrence of a Change in Control.
•“Involuntary Termination” means the following:
oIf the Participant is party to a Service Provider Agreement with the Company or with Royal Gold
Corporation, (a) the Participant’s Service is terminated by the Company without “Cause” (as defined in such agreement) during the term of such agreement, or (b) the Participant resigns from
Service for “Good Reason” (as defined in such agreement) during the term of the Service
Provider Agreement.
oIf the Participant is party to a Service Provider Agreement with RGLD Gold AG, an “Involuntary
Termination” means the Participant’s Service or the Service Provider Agreement is terminated without a reason justifying termination with immediate effect pursuant to the Participant’s employment contract.
oIf the Participant is not party to a Service Provider Agreement, an “Involuntary Termination”
means a termination of the Participant’s Service by reason of (a) involuntary termination by the
Company for reasons other than Cause, or (b) the Participant’s resignation from the Company following the first occurrence of the following: (1) a material diminution of the Participant’s base compensation, (2) a material diminution in the Participant’s authority or responsibilities, or (3)
receipt of notice that the Company or its Affiliate employing the Participant will materially change the geographic location at which the Participant provides services to the Company, such that the office of the Company or its Affiliate serving as the Participant’s principal place of employment will be relocated more than fifty (50) miles distant from the office of the Company or its Affiliate serving as the Participant’s then-current principal place of employment immediately prior to such relocation; provided in each case that the Participant has provided written notice to the Company within forty (40) days of the initial occurrence, the Company has had at least forty (40) days from the date on which such notice is received to cure such circumstances and, if the Company has not cured such circumstances during that time, the
Participant resigns within ten (10) days of the expiration of the cure period.
•“Service” means service qualifying the Participant as a Service Provider to the Company or an
Affiliate.  Unless otherwise provided by the Board, the Participant’s change in position with or duties to the Company or an Affiliate shall not result in interrupted or terminated Service, so long as, following such change, such Participant continues to be a Service Provider to the Company or an
Affiliate.  Subject to the preceding sentence, any determination by the Board whether a termination of
Service has occurred for purposes of the Plan shall be final, binding, and conclusive.  If a Service
Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider continues employment or another Service relationship to the Company or any other Affiliate, without interruption, upon such event.
•“Service Provider” means (a) an employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Common Stock.
•“Service Provider Agreement” means an employment, consulting or similar type of agreement entered into by the Participant and the Company or an Affiliate of the Company.
•“Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such entity.  In addition, any other entity may be designated by the Board as a Subsidiary, provided that such entity could be considered as a subsidiary according to generally accepted accounting principles in the
United States of America.
•“Termination Date” means the date that a Participant ceases to provide Services.